Exhibit (j)(1)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 54 to Registration Statement No. 333-111986 on Form N-1A of our reports, each dated November 26, 2013, relating to the financial statements and financial highlights of RBC Funds Trust, comprised of RBC SMID Cap Growth Fund, RBC Enterprise Fund, RBC Small Cap Core Fund, RBC Microcap Value Fund, RBC Mid Cap Value Fund, Prime Money Market Fund, U.S. Government Money Market Fund, Tax-Free Money Market Fund, Access Capital Community Investment Fund, RBC BlueBay Emerging Market Select Bond Fund, RBC BlueBay Emerging Market Corporate Bond Fund, RBC BlueBay Global High Yield Bond Fund, RBC BlueBay Global Convertible Bond Fund and RBC BlueBay Absolute Return Fund, each a series of RBC Funds Trust, appearing in the Annual Reports to Shareholders on Form N-CSR of RBC Funds Trust for the year or period ended September 30, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
November 26, 2013